        As filed with the Securities and Exchange Commission on October 11, 2001
                                                 Registration No. 333-___

================================================================================

                        ECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 _______________

                                    FORM S-8
                             REGISTRATION STATEMENT

                                      Under
                           The Securities Act of 1933
                                 _______________

                                THERASENSE, INC.
             (Exact name of Registrant as specified in its charter)
                                 _______________

           Delaware                                                                                       94-3267373
  (State or other jurisdiction of                          TheraSense, Inc.                            (I.R.S. Employer
 incorporation or organization)                         1360 South Loop Road                         Identification Number)
                                                     Alameda, California 94502
                                                           (510) 749-5400


   (Address, including zip code, and telephone number, including area code, of
                    Registrant's principal executive offices)
                                 _______________

                                 2001 STOCK PLAN
                                 _______________

                                  W. Mark Lortz
                      President and Chief Executive Officer
                                TheraSense, Inc.
                              1360 South Loop Road
                            Alameda, California 94502
                                 (510) 749-5400
    (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                 _______________


                                    Copy to:
                             Karen A. Dempsey, Esq.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                                   One Market
                         Spear Street Tower, Suite 3300
                             San Francisco, CA 94105
                                 (415) 947-2000
                                 _______________


                         CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                                 Proposed Maximum   Proposed Maximum      Amount of
                                                Amount to be      Offering Price       Aggregate        Registration
    Title of Securities to be Registered         Registered        Per Share (1)     Offering Price          Fee
------------------------------------------------------------------------------------------------------------------------
Common Stock $ .001 par value                     7,085,530            $19.00         $134,625,070       $33,656.27
Issuable under:

2001 Stock Plan
========================================================================================================================

(1) Estimated pursuant to Rule 457(a) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee based upon the initial price at which our common stock was sold to the public on October 11, 2001.
================================================================================

                                THERASENSE, INC.
                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Explanatory Note
----------------

           This Registration Statement on From S-8 is being filed for the purpose of registering 7,085,530 shares of the Registrant's Common Stock to be issued in the future upon the exercise of options granted under the Registrant's 2001 Stock Plan (the "2001 Plan").

ITEM 3.        INCORPORATION OF DOCUMENTS BY REFERENCE.

       The following documents and information filed with the Securities and Exchange Commission (the "Commission") by the Registrant are incorporated herein by reference:

               (a) TheraSense's Registration Statement on Form S-1 (File No. 333-64456) filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), declared effective on October 11, 2001.

               (b) The description of the Registrant's common stock which is contained in the Registrant's Registration Statement on Form 8-A declared effective by the Commission on October 11, 2001 pursuant to Section 12 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and any description of any securities of the Registrant which is contained in any registration statement filed after the date hereof under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating any such description.

       All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

       The class of securities to be offered is registered under Section 12(g) of the Exchange Act.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

       Various legal matters with respect to the validity of the Common Stock issued and sold under the 2001 Stock Plan will be passed upon for us by Wilson Sonsini Goodrich & Rosati, P.C., San Francisco, California. An investment partnership comprised of some current and former members of Wilson Sonsini Goodrich & Rosati and one current member of Wilson Sonsini Goodrich & Rosati, beneficially own an aggregate of 34,153 shares of the Registrant's Common Stock. These shares have an aggregate value of $648,907.00.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law. Article VIII of our Amended and Restated Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law. Article VI of our Amended and Restated Bylaws provides for the indemnification of officers, directors and third parties acting on our behalf if such person acted in good faith and in a manner reasonably believed to be in and not opposed to our best interest, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful.

      We have entered into indemnification agreements with our directors and executive officers, in addition to indemnification provided for in our charter documents, and we intend to enter into indemnification agreements with any new directors and executive officers in the future.

      We intend to purchase and maintain insurance on behalf of any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8.  EXHIBITS.

   Exhibit Number                 Description of Document
------------------- ------------------------------------------------------------

        4.1*          2001 Stock Plan

        5.1           Opinion of Wilson Sonsini Goodrich & Rosati, Professional
                      Corporation.

        23.1          Consent of Independent Accountants.

        23.2          Consent of Counsel (contained in Exhibit 5.1).

        24.1          Power of Attorney (see page S-1).

------------------  ------------------------------------------------------------

* Incorporated by Reference to Exhibit 10.2 of the Registrant's Registration Statement on Form S-1 (Registration No. 333-64456) declared effective by the Commission on October 11, 2001.

ITEM 9.   UNDERTAKINGS.

          (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to law, the Registrant's Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws, indemnification agreements, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alameda, State of California, on October 11, 2001.

                                     By:  /s/ W. Mark Lortz
                                         ---------------------------------------
                                          W. Mark Lortz
                                          President and Chief Executive Officer

                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints W. Mark Lortz, Charles T. Liamos and Robert D. Brownell jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement of Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

                   Signature                                       Title                             Date
------------------------------------------       ----------------------------------------------  ---------------
/s/ W. Mark Lortz                                President, Chief Executive Officer and          October 11, 2001
------------------------------------------       Chairman of the Board (Principal
W. Mark Lortz                                    Executive Officer)

/s/ Charles T. Liamos                            Chief Financial Officer and Vice                October 11, 2001
------------------------------------------       President (Principal Financial Officer
Charles T. Liamos                                and Accounting Officer)

/s/ Ephraim Heller                               Director                                        October 11, 2001
------------------------------------------
Ephraim Heller

/s/ Annette J. Campbell-White                    Director                                        October 11, 2001
------------------------------------------
Annette J. Campbell-White

/s/ Mark J. Gainor                               Director                                        October 11, 2001
------------------------------------------
Mark J. Gainor

/s/ Ross A. Jaffe, M.D.                          Director                                        October 11, 2001
------------------------------------------
Ross A. Jaffe

/s/ Michael McNamara                             Director                                        October 11, 2001
------------------------------------------
Michael McNamara

/s/ Robert R. Momsen                             Director                                        October 11, 2001
------------------------------------------
Robert R. Momsen

/s/ Richard P. Thompson                          Director                                        October 11, 2001
------------------------------------------
Richard P. Thompson

                                INDEX TO EXHIBITS

   Exhibit Number                Description of Document
--------------------  ----------------------------------------------------------
        4.1*          2001 Stock Plan
        5.1           Opinion of Wilson Sonsini Goodrich & Rosati, Professional
                      Corporation.
        23.1          Consent of Independent Accountants.
        23.2          Consent of Counsel (contained in Exhibit 5.1).
        24.1          Power of Attorney (see page S-1).
--------------------  ----------------------------------------------------------

* Incorporated by Reference to Exhibit 10.2 of the Registrant's Registration Statement on Form S-1 (Registration No. 333-64456) declared effective by the Commission on October 11, 2001.

                                       -2-